Exhibit 99.1

                  WAUSAU-MOSINEE PAPER CORPORATION REPORTS
                           SECOND QUARTER RESULTS

 MOSINEE, WI...JULY 23, 2001...Wausau-Mosinee Paper
 Corporation (NYSE:WMO) today reported net earnings of $2.4 million, or $.05 per share, for the second quarter of 2001, compared to earnings of $7.8 million, or $.15 per share, for the same period last year. Adjusted for stock incentive programs and non-recurring expenses, 2001 second quarter earnings were $.05 per share as compared to net earnings of $.15 per share in 2000 and a net loss of $.06 per share in the first quarter of 2001. Second quarter net sales were $231.0 million compared to $245.2 million last year.

 "Second quarter results were much improved over the first quarter despite difficult business conditions that continue to impact most of our markets," explained Thomas J. Howatt, President and CEO. "Volume gains in our Towel & Tissue and Printing & Writing businesses, combined with company-wide reductions in energy and raw material costs, drove most of the improvement. Compared to last year, second quarter results were most notably impacted by reduced sales volume and selling prices within the Specialty Paper Group, with weak market conditions leading to reduced operations at two of the Group's paper production facilities during the quarter."

 Through the first six months of 2001, Wausau-Mosinee posted a net loss of $2.3 million, or $.05 per share, compared to a net loss of $5.1 million, or $.10 per share, for the same period last year. Adjusted for non-recurring items, the Company reported a 2001 first half loss of $.01 per share compared to net earnings of $.26 per share last year.

 Mr. Howatt also stated that the Company continues to aggressively focus on the improvement initiatives outlined in the fourth quarter of last year. "Although disappointed in our earnings, I am pleased with the progress we have made on our internal initiatives," he said. "During the first half of the year operating efficiencies improved by nearly 2% over last year and capital spending was reduced by 60%. In addition, targeted components of working capital have been trimmed by $25 million since implementation of this program last year. The operating disciplines that we are focusing on have allowed us to reduce debt by over $30 million since mid-first quarter and will provide further bottom line benefits as business conditions improve."

 "As we look to the third quarter, however, we expect little change in the weak market conditions we have faced this year," added Howatt. "Coupled with annual maintenance shutdowns or capital-related downtime scheduled for all six of our mills in the quarter, we believe it will be difficult to substantially improve on second quarter results in the third quarter."

 Wausau-Mosinee's second quarter conference call is scheduled for 11:00 a.m. EDT on July 24, 2001 and can be accessed through the company's website at WWW.WAUSAUMOSINEE.COM under "Investor Information". A replay of the webcast will be available at the same site through July 31, 2001.

 Wausau-Mosinee Paper Corporation is a major producer of fine printing and writing papers and technical specialty papers. The Company also produces and markets "away-from-home" towel and tissue products.

 SAFE HARBOR UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995:
 The matters discussed in this news release concerning the Company's future performance or anticipated financial results are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Reform act of 1995. Such statements involve risks and uncertainties which may cause results to differ materially from those set forth in these statements. Among other things, these risks and uncertainties include the strength of the economy and demand for paper products, increases in raw material prices, manufacturing problems at Company facilities, and other risks and assumptions described in Item 1 of the Company's Form 10-K for the year ended December 31, 2000. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

                             (Tables follow)

                        WAUSAU-MOSINEE PAPER CORPORATION
                    Interim Report - Quarter-Ended June 30, 2001

 (in thousands, except share amounts)              Three Months             Six Months
 Consolidated Statements of Income (unaudited)     ENDED JUNE 30,         ENDED JUNE 30,
                                                 2001        2000        2001        2000
 Net Sales                                    $230,961    $245,214    $455,578    $488,820
 Cost of Sales                                 206,829     213,329     415,257     428,094
 Restructuring Charge-inventory                      0           0           0         599
   Total Cost of Sales                         206,829     213,329     415,257     428,693
   Gross Profit                                 24,132      31,885      40,321      60,127
 Selling & Administrative Expense               16,414      13,653      35,667      33,471
 Restructuring Charge-other                          0           0           0      24,401
   Total                                        16,414      13,653      35,667      57,872
   Operating Profit                              7,718      18,232       4,654       2,255
 Interest Expense                               (3,629)     (3,743)     (7,965)     (7,448)
 Other Income / (Expense), Net                    (249)     (2,021)       (398)     (1,960)
   Earnings (Loss) before Income Taxes           3,840      12,468      (3,709)     (7,153)
 Provision (Credit) for Income Taxes             1,430       4,670      (1,370)     (2,030)
   Net Earnings (Loss)                          $2,410      $7,798     $(2,339)    $(5,123)

   Net Earnings (Loss) Per Share                 $0.05       $0.15      $(0.05)     $(0.10)
   Weighted Average Shares Outstanding      51,484,218  51,398,137  51,428,760  51,407,414

 Condensed Consolidated Balance Sheets (Note 3)          June 30,  December 31,
                                                           2001       2000
 Current Assets                                         $246,251    $256,412
 Property, Plant & Equipment, Net                        648,905     662,204
 Other Assets                                             30,099      29,815
   Total Assets                                         $925,255    $948,431

 Current Liabilities                                    $114,611    $117,807
 Long-term Debt                                          238,586     250,465
 Other Liabilities                                       202,413     203,611
 Stockholders' Equity                                    369,645     376,548
   Total Liabilities & Stockholders' Equity             $925,255    $948,431

 Condensed Consolidated Statements                         Three Months              Six Months
   of Cash Flow (unaudited)                                Ended June 30,          Ended June 30,
                                                          2001        2000        2001        2000
 Cash Provided by Operating Activities                  $36,446     $26,032     $32,996     $31,174
 Capital Expenditures - Net                              (8,480)    (27,835)    (14,251)    (35,030)
 Borrowings (Payments) Under Credit Agreements          (20,331)     (2,996)    (11,879)      8,878
 Dividends Paid                                          (4,375)     (4,371)     (8,743)     (8,484)
 Stock Options Exercised                                    398           0       2,296           0
 Purchase of Company Stock                                    0        (565)          0        (565)
 Proceeds on Sale of Property, Plant & Equipment            105          47         209          71
 Proceeds on Sale of Swap Agreement                           0           0       2,250           0
 Other Investing & Financing Activities                     (60)        (57)       (119)       (113)
   Net Increase (Decrease) in Cash                       $3,703     $(9,745)     $2,759     $(4,069)

 Note 1 -In the first quarter of 2000, the Company recorded a pre-tax restructuring charge of $25.0 million in the Specialty Paper Group segment to cover shutdown and asset disposition costs associated with the closure of a paper manufacturing facility in Middletown, Ohio, and a pre-tax charge of $2.7 million for the resignation of the Company's president and CEO.

 Note 2 -Net income includes expenses, or credits, for incentive plans calculated by using the average price of the Company's stock at the close of each fiscal quarter as if all such plans had been exercised that day. For the three months ended June 30, 2001, these plans resulted in after-tax expense of $256,000 or $.01 per share, compared to after-tax income of $ 1,309,000 or $.03 per share for the same period last year. Year-to-date, 2001, these plans resulted in after-tax expense of $2,010,000, or $.04 per share, compared to after-tax income of $658,000, or $.01 per share, for the same period last year.

 Note 3 -Balance sheet amounts at June 30, 2001, are unaudited. The December 31, 2000, amounts are derived from audited financial statements.

 Note 4 -Interim Segment Information
 The Company's operations are classified into three principal reportable segments, the Specialty Paper Group, the Printing & Writing Group and the Towel & Tissue Group, each providing different products. Separate management of each segment is required because each business unit is subject to different marketing, production and technology strategies. The Specialty Paper Group produces specialty papers at its manufacturing facilities in Rhinelander, Wisconsin; Mosinee, Wisconsin; and Jay, Maine. The Printing & Writing Group produces a broad line of premium printing and writing grades at manufacturing facilities in Brokaw, Wisconsin and Groveton, New Hampshire. The Printing & Writing Group also includes two converting facilities which produce wax-laminated roll wrap and related specialty finishing and packaging products, and a converting facility which converts printing and writing grades. The Towel & Tissue Group markets a complete line of towel, tissue, soap and dispensing systems for the "away-from-home" market. The Towel & Tissue Group operates a paper mill in Middletown, Ohio, and a converting facility in Harrodsburg, Kentucky.

 Sales, operating profit, and asset information by segment is as follows:

       (in thousands)                                    June 30,  December 31,
                                                           2001       2000
       Segment Assets  (Note 3)
            Specialty Paper                             $386,873    $401,227
            Printing & Writing                           297,060     310,006
            Towel & Tissue                               182,810     180,857
            Corporate & Unallocated*                      58,512      56,341
                                                        $925,255    $948,431

                                                          Three Months            Six Months
                                                          Ended June 30,        Ended June 30,
                                                         2001       2000       2001         2000
       Net Sales External Customers (unaudited)
            Specialty Paper                            $86,178    $104,163    $175,412    $214,008
            Printing & Writing                          97,404      98,430     190,704     193,343
            Towel & Tissue                              47,379      42,621      89,462      81,469
                                                      $230,961    $245,214    $455,578    $488,820

       Net Sales - Intersegment (unaudited)
            Specialty Paper                               $130        $561        $234      $1,446
            Printing & Writing                           2,153       1,788       4,807       3,673
            Towel & Tissue                                   0          20           0          22
                                                        $2,283      $2,369      $5,041      $5,141
       Operating Profit (Loss) (unaudited)
         Specialty Paper                               $(2,710)     $5,200     $(6,728)     $8,882
         Specialty Paper-restructuring charge (Note 1)       0           0           0     (25,000)
         Total Specialty Paper                          (2,710)      5,200      (6,728)    (16,118)
         Printing & Writing                              6,109       7,986       7,430      15,302
         Towel & Tissue                                  7,272       5,280      11,852       9,265
       Total Reportable Segment
       Operating Profit                                 10,671      18,466      12,554       8,449
         Corporate & Eliminations                       (2,953)       (234)     (7,900)     (6,194)
         Interest Expense                               (3,629)     (3,743)     (7,965)     (7,448)
         Other Income/(Expense), Net                      (249)     (2,021)       (398)     (1,960)
           Earnings (Loss) Before Income Taxes          $3,840     $12,468     $(3,709)    $(7,153)

                                                             Three Months           Six Months
 (in thousands, except ton amounts)                          Ended June 30         Ended June 30,
                                                            2001       2000        2001       2000
 Depreciation, Depletion and Amortization (unaudited)
   Specialty Paper                                        $6,320      $5,637     $12,628     $11,239
   Printing & Writing                                      4,238       4,088       8,487       8,186
   Towel & Tissue                                          4,244       4,106       8,413       8,076
   Corporate and unallocated                                 405         760         851       1,673
                                                         $15,207     $14,591     $30,379     $29,174

 Tons Sold (unaudited)
   Specialty Paper                                        75,994      85,734     151,612     179,266
   Printing & Writing                                     89,740      86,376     175,107     170,633
   Towel & Tissue                                         35,250      31,390      66,789      60,578
                                                         200,984     203,500     393,508     410,477

 *Industry segment assets do not include intersegment accounts receivable, cash, deferred tax assets and certain other assets which are not identifiable with industry segments.